UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 27, 2024, Knowles Corporation, a Delaware corporation (the “Company”, and, collectively with certain of its wholly owned subsidiaries, “Sellers”), completed the previously announced sale of certain assets and liabilities of the Company’s consumer MEMS microphones business (the “Business”) and the transfer of Business employees to Syntiant Corp., a Delaware corporation (“Buyer”), in accordance with the Purchase and Sale Agreement, dated as of September 18, 2024 (the “Purchase Agreement”, and such transaction, the “Transaction”). The Company and Buyer also entered into certain related transaction agreements at the closing of the Transaction (the “Closing”), including three commercial agreements, a transition services agreement, certain intellectual property license agreements, subleases and other customary agreements.

Pursuant to the terms and conditions of the Purchase Agreement, at the Closing, Buyer (i) made a cash payment to Sellers of $70,000,000, as adjusted for agreed deductions for indebtedness, working capital and inventory shortfall, which amounts remain subject to a customary post-Closing adjustment, and (ii) issued $80,000,000 in Buyer Series D-2 preferred stock (the “Stock Consideration”), par value $0.0001, to Knowles Electronics, LLC (“KELLC”, a Seller and wholly-owned subsidiary of the Company). The Company provided, $6,432,803 in financing (which financing is junior to Buyer’s debt financing), which was utilized to fund Buyer’s obligation to have $40,000,000 of cash on hand following the Closing. The Company will also share in certain separation costs pursuant to a credit for up to $13.5 million which Buyer may apply to specified separation costs post-Closing.

In connection with the issuance of the Stock Consideration, KELLC will have (a) the right to designate an individual to serve as a board member on the Buyer’s Board of Directors, or, (b) if KELLC is not represented on the Buyer’s Board of Directors, the right to appoint a representative to attend all meetings of the Buyer’s Board of Directors and of any committee of the Board in a nonvoting observer capacity, in each case, which rights shall be maintained for so long as the Company and its affiliates together hold at least 4,167,326 shares of Series D Preferred Stock (as adjusted for stock splits, stock dividends, combinations, conversions, recapitalizations or the like) (such rights collectively, the “Knowles Board Rights”). Other than the Transaction and the Knowles Board Rights, there are no material relationships between Buyer, the Company, any of the Company’s affiliates, or any director or officer of the Company or any associate of any such director or officer.

The material terms of the Purchase Agreement and of the Transaction previously reported under the heading “Entry into a Material Definitive Agreement” in Item 1.01 of the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on September 18, 2024 (the “Prior Report”) are incorporated herein by reference. The description of the Purchase Agreement and the Transaction included or incorporated by reference in this Report is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to Prior Report, and is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 30, 2024 announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including the exhibits furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.
Attached as Exhibit 99.2 hereto and incorporated by reference are the unaudited condensed pro forma consolidated balance sheet, reflecting a disposition of the CMM segment as if it occurred on September 30, 2024, and the unaudited condensed pro forma consolidated statements of earnings, giving effect to the disposition as if it occurred on January 1, 2021 (the beginning of the earliest period presented).

The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Company management believes are reasonable. The unaudited condensed pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the CMM segment closed on September 30, 2024 for the unaudited condensed pro forma consolidated balance sheet or on January 1, 2021 for the unaudited condensed pro forma consolidated statement of earnings. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges. Readers should not rely on the unaudited condensed pro forma consolidated financial statements as being indicative of the historical operating results that Knowles would have achieved or any future operating results or financial position that it will experience after the Transaction closes.

(d) Exhibits.

The following exhibits are furnished as part of this report:
Exhibit Number	Description
99.1	Press release of Knowles Corporation dated December 30, 2024.
99.2	Proforma financial information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: December 30, 2024	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary